SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19103

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On August 24, 2004, Sovereign Bancorp, Inc. (“Sovereign”) announced that it will issue $300,000,000 of its Senior Floating Rate Notes Due 2006. Sovereign also announced that it intends to call for redemption on September 22, 2004 (the “Redemption Date”) all of its outstanding 10.50% Senior Notes Due 2006.

     For additional information, reference is made to a Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibit is filed herewith:

12.1	Calculation for ratio of earnings to fixed charges for Sovereign Bancorp, Inc.

The following exhibit is furnished herewith:

99.1	Press Release, dated August 24, 2004, of Sovereign Bancorp, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: August 24, 2004	/s/ Mark R. McCollom
Mark R. McCollom
Senior Vice President

EXHIBIT INDEX

Exhibit Number
12.1	Calculation for ratio of earnings to fixed charges for Sovereign Bancorp, Inc.

99.1	Press Release, dated August 24, 2004, of Sovereign Bancorp, Inc.

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